UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013
_______________________

GALECTIN THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)
_________________________

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240
NORCROSS, GA 30071
(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A
(Former name or former address, if changed since last report)
_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5   Corporate Governance and Management

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 23, 2013, the Compensation Committee of the Board of Directors of Galectin Therapeutics Inc. (“Galectin” or the “Company”) approved a cash bonus program and a stock option award program for fiscal 2013 for certain Galectin employees, including the Company’s named executive officers as disclosed in its 2013 proxy statement.

The cash bonus program provides for the payment of a cash bonus in January 2014 based on the Committee’s assessment of company performance and individual performance for fiscal 2013.  The target payment for each of the named executive officers is as follows:

•	Peter G. Traber, M.D. - Chief Executive Officer, Chief Medical Officer and President – 40% of salary;
•	Jim C. Czirr – Executive Chairman – 35% of salary; and
•	Harold Shlevin, Ph.D. – Chief Operating Officer – 30% of salary.

Fifty percent of the bonus will be paid based on company performance and fifty percent of the bonus will be paid based on individual performance.  The Committee will adjust the payout downward from the target payout if it determines that the company and/or individual performance objectives have not been achieved.  The Committee also has discretion to adjust payout amounts upward or downward by up to twenty-five percent regardless of the company and/or individual performance.

The stock option award program provides that certain Galectin employees, including the Company’s named executive officers, will receive option awards in December 2013.  The number of options awarded at that time to the Company’s named executive officers will be based on assessment by the Compensation Committee and its recommendation to the Board of Directors who have final approval.

The options will vest twenty-five percent at the time of the award and the remainder will vest ratably each month over the course of three years.  The options will allow for cashless exercise and will expire ten years from the date of grant consistent with the approved 2009 Incentive Compensation Plan.

Item 5.07   Submission of Matters to a Vote of Security Holders.

At the 2013 Annual Meeting of Stockholders held on May 23, 2013, the stockholders of Galectin re-elected each of the Company’s directors that had been nominated to serve until the next annual meeting or until their successors are elected and have been qualified.  The stockholders also approved, by non-binding vote, a resolution to approve the compensation paid to Galectin’s named executive officers, as disclosed in its 2013 proxy statement, recommended that Galectin conduct a shareholder advisory vote on executive compensation every three years, and ratified the selection of McGladrey LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013.

In light of the shareholder recommendation regarding the frequency of the shareholder advisory votes on executive compensation, it is the current intention of the Galectin Board of Directors to conduct a shareholder advisory vote on executive compensation every three years until the next required vote on the frequency of shareholder advisory votes on executive compensation.

The final results of the voting on each matter of business at the 2013 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Gilbert F. Amelio, Ph.D.	7,895,020	90,978	7,985,998
Kevin D. Freeman	7,885,372	100,626	7,985,998
Rod D. Martin	7,716,428	269,570	7,985,998
John Mauldin	7,593,141	392,857	7,985,998
Steven Prelack	7,593,753	392,245	7,985,998
H. Paul Pressler	7,880,138	105,860	7,985,998
Marc Rubin, M.D.	7,914,729	71,269	7,985,998
Peter G. Traber, M.D.	7,937,630	48,368	7,985,998

Approval, by non-binding vote, of a resolution to approve the compensation paid to Galectin’s named executive officers, as disclosed in its 2013 proxy statement

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
7,729,203	189,332	67,463	7,985,998

Recommendation, by non-binding vote, of the frequency with which Galectin will conduct shareholder advisory votes on executive compensation

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
2,813,350	92,645	4,933,776	146,227	7,985,998

Ratification of the selection of McGladrey LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2013

Votes For	Votes Against	Votes Abstain
15,055,296	63,594	64,368

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.
Date: May 30, 2013
By: /s/ Harold Shlevin, Ph. D.
Harold Shlevin, Ph.D.
Chief Operating Officer